UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2018

MID-SOUTHERN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana	001-38491	82-4821705
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 North Water Street	47167
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (812) 883-2639

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry Into a Material Definitive Agreement

On May 14, 2018, Mid-Southern Bancorp, Inc., an Indiana corporation in formation (the "Company"), Mid-Southern Savings Bank, FSB (the "Bank") and Mid-Southern M.H.C., a federal mutual holding company in formation (the "MHC") entered into an Agency Agreement with Keefe, Bruyette & Woods, Inc. ("Keefe, Bruyette & Woods"), who will assist in the marketing of the Company's common stock during its stock offering.
For its services in the subscription and community offerings, Keefe, Bruyette & Woods will receive a management fee of $50,000 and  a success fee of 1.25% of the shares sold in the subscription and community offering, with a minimum $275,000 and a maximum of $350,000.
The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-223875) filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated May 14, 2018.
The foregoing description of the terms of the Agency Agreement is qualified in its entirety by reference to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.*

(d)            Exhibits

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

99.1            Agency Agreement dated May 14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-SOUTHERN BANCORP, INC.

Date: May 18, 2018	/s/ Alexander G. Babey
Alexander G. Babey President and Chief Executive Officer